                                                                   Exhibit 4.7

                             SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Agreement"), dated as of March 24, 1994, is made and entered into between Green Tree Manufactured Housing Net Interest Margin Finance Corp. I, a Delaware corporation ("Finance I") and Green Tree Net Securitized Interest Margin Trust, 1994-A, a Delaware business trust (the "Trust"), created pursuant to a Trust Agreement dated as of January 1, 1994 (the "Trust Agreement"), among Finance I, Green Tree Manufactured Housing Net Interest Margin Finance Corp. II, a Delaware corporation ("Finance II"), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the "Trustee").

     WHEREAS, pursuant to a Fee Assignment made by Green Tree Financial Corporation, a Minnesota corporation ("Green Tree") in favor of Finance I, dated as of January 1, 1994 (the "Fee Assets Assignment"), Finance I is the owner of the right to receive certain Guarantee Fees, certain Excess Servicing Fees and certain GNMA Excess Spread (collectively, the "Fee Assets"). (All terms defined in the Fee Assets Assignment or the Trust Agreement shall have the same meaning in this Agreement.)

     WHEREAS, Finance I has issued to the Trust a limited recourse note dated as of March 24, 1994, in the amount of $321,000,000 (the "Finance I Note").

     WHEREAS, the Finance I Note is payable solely from the Fee Assets, and Finance I wishes to grant to the Trust a security interest in the Fee Assets and to assign certain rights that Finance I holds under the Fee Assets Assignment to secure the full and timely payment under the Finance I Note.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Finance I hereby agrees as follows for the benefit of the Trust:


                                   ARTICLE I
                               SECURITY INTEREST

     1.01  Grant of Security Interest.  Finance I hereby grants to the Trust a
           --------------------------
security interest in the collateral described in Section 1.02 (the "Collateral") and the proceeds therefrom to secure payment to the Trust of all of Finance I's liabilities and indebtedness to the Trust under the Finance I Note, whether such liabilities or indebtedness are due or to become due, absolute or contingent, joint or several, now existing or hereafter arising (the "Secured Obligations").

     1.02  Description of Collateral.  The collateral shall consist of (i) the
           -------------------------
Guarantee Fees identified on Appendix I hereto; (ii) the Excess Servicing Fees identified on Appendix II hereto; and (iii) the GNMA Excess Spread (as defined in the Fee Assets Assignment) payable with respect to the GNMA Pools identified on Appendix III hereto, and (iv) Finance I's right to receive Inside Refinancing Payments and Repurchase Payments under the Fee Assets Assignment.

     1.03  Collections on Fee Assets.  Finance I will instruct the Trustee of
           -------------------------
each Securitized Pool to pay all Guarantee Fees and Excess Servicing Fees directly to the Trust, by a written notification in the form of Exhibit A hereto. Finance I will instruct the Custodian holding the Custodial Account with respect to the GNMA Pools to pay all GNMA Excess Spread to the Trust, by a written notification in the form of Exhibit B hereto.

     1.04  Obligations of Finance I.  During the term of this agreement, Finance
           ------------------------
I will comply with each of the following covenants and commitments:

     (a)  Records and Inspections.  Finance I will keep accurate books, records
          -----------------------
and accounts with respect to the Collateral, and will make the same available to Trust at its request for examination during normal business hours; and

     (b)  Maintenance of Security Interest.  Finance I will at any time or times
          --------------------------------
hereafter execute such financing statements and other instruments and perform such acts as the Trust may request to establish and maintain a valid security interest in the Collateral, and will pay all costs of filing and recording.

     1.05  No Trust Liability on Collateral.  It is understood that the Trust
           --------------------------------
does not in any way assume any of Finance I's obligations under any of the Collateral. Finance I hereby agrees to indemnify the Trust against all liability arising in connection with or on account of any of the Collateral, except for any liabilities arising on account of the Trust's gross negligence or willful misconduct.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF FINANCE I

     Finance I hereby represents and warrants to the Trust that:

     2.01  Finance I.  Finance I is a corporation duly organized, validly
           ---------
existing and in good standing under the laws of Delaware, with the requisite corporate power and authority to enter into this Agreement and to perform the obligations required of it hereunder. The execution and performance of this Agreement by Finance I and the consummation of the transactions contemplated hereby, will not violate any provision of law applicable to Finance I, and do not and will not conflict with any of the terms of its Certificate of Incorporation or By-Laws. The execution and performance of this Agreement will not conflict with any material agreements of Finance I that would result in a material adverse effect on Finance I.

     2.02  Title to the Collateral.  Finance I is the sole owner of the Fee
           -----------------------
Assets pledged as collateral pursuant to Article I of this Agreement, free and clear of all liens and encumbrances.


                                  ARTICLE III
                                    DEFAULT

     3.01  Rights upon an Event of Default.  If the Finance I Note has been
           -------------------------------
declared due and payable following an Event of Default, the Trustee or Certificate Owners beneficially owning at least 25% of the aggregate outstanding principal amount of the Senior Certificates may liquidate all or any portion of the Collateral, or may elect to maintain possession of the Collateral and continue to apply collections from the Collateral as if there had been no declaration of acceleration; provided, however, the Trustee will be prohibited
                             --------  -------
from selling the Collateral following an Event of Default, unless:

     (a) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the Finance I Note at the time of such sale; or

     (b) the Trustee determines that the collections on the Collateral will not be sufficient on an ongoing basis to make all payments of interest on the Finance I Note as such payments become due and to pay the outstanding principal amount of the Finance I Note at maturity, and the Trustee obtains the consent of Certificate Owners beneficially owning 66 2/3% of the aggregate outstanding amount of the Senior Certificates.

     3.02  Distributions.  If the Trustee collects any money or property
           -------------
pursuant to this Article III, the Trustee shall pay out the money or property in the following order:

     (a)  first, all accrued and unpaid interest on the Finance I Note;

     (b)  second, the outstanding principal amount of the Finance I Note; and

     (c) third, any remaining money or property shall be distributed to Finance I.

                                   ARTICLE IV
                                 MISCELLANEOUS

     4.01  Survival of Representations and Warranties.  Each party hereto
           ------------------------------------------
covenants and agrees that its representations and warranties in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the date hereof.

     4.02  Notices.  All notices and other communications to be given or
           -------
delivered under or by reason of the provisions of this Agreement shall be in writing and delivered or mailed to the parties hereto at the appropriate following address:

     (a)  If to Finance I, to:

          Green Tree Manufactured Housing Net Interest Margin
          Finance Corp. I
          Registered Agent:  The Corporation Trust Company
          Corporation Trust Center
          1209 Orange Street
          Wilmington, Delaware 19801
          Telephone Number:
          Telecopier Number:

     (b)  If to the Trust, to:

          Green Tree Securitized Net Interest Margin Trust, 1994-A In care of Wilmington Trust Company
          Attention:  Corporate Trust Administration
          Rodney Square North
          1100 North Market Square
          Wilmington, DE  19890-0001
          Telephone Number:  (302) 651-8653
          Telecopier Number:  (302) 651-8882

     (c)  If to the Rating Agencies, to:

          Moody's Investors Service, Inc.
          99 Church Street
          New York, New York 10007
          Attention:  ABS Monitoring Department

          Fitch Investors Services, Inc.
          One State Street Plaza
          New York, New York 10004
or to such other address as Finance I, the Trust or the Rating Agencies shall have specified to the others in writing.

     4.03  Amendment and Waiver.  This Agreement may be amended or modified, and
           --------------------
any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Trust and Finance I, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed or construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement. Finance I shall mail notice of any such amendment or waiver to each of the Rating Agencies.

     4.04  Severability.  Whenever possible, each provision of this Agreement
           ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     4.05  Entire Agreement.  This Agreement constitutes the entire Agreement
           ----------------
between the parties with respect to the subject matter hereof. The invalidity of any provision hereof shall not affect the validity of any other provision.

     4.06  Binding Effect.  This Agreement and all the provisions hereof shall
           --------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns, any rights, obligations, remedies or liabilities.

     4.07  Headings.  The headings herein are for purposes of reference only and
           --------
shall not otherwise affect the meaning or interpretation of any provision hereof.

     4.08  Governing Law.  The internal law, without regard to conflicts of laws
           -------------
principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

     4.09  Non-Petition Covenant.  Finance I hereby agrees that it shall not,
           ---------------------
for any reason, institute proceedings for the Trust to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action.

     4.10   Limitation of Trustee's Liability.  Notwithstanding anything
            ---------------------------------
contained herein to the contrary, this instrument has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Trustee of the Trust and in no event shall Wilmington Trust Company in its individual capacity, or any beneficial owner of the Trust, have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust hereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    GREEN TREE MANUFACTURED
                                    HOUSING NET INTEREST
                                    MARGIN FINANCE CORP. I


                                    By
                                      -----------------------
                                      Its
                                         --------------------


                                    GREEN TREE SECURITIZED NET
                                    INTEREST MARGIN TRUST 1994-A
                                      By Wilmington Trust Company, not in its
                                      individual capacity but solely as Trustee



                                    By
                                      -----------------------
                                      Its
                                         --------------------


Acknowledged by:              GREEN TREE FINANCIAL CORPORATION


                                    By
                                      -----------------------
                                      Its
                                         --------------------

                                 APPENDIX I
                               GUARANTEE FEES


                                            Designation of
                    Pooling and Servicing   Asset in Pooling
Transaction         Agreement               and Servicing
Name                (or other Agreement)    Agreement             Stated Payee
- - -----------------  -----------------------  --------------------  ------------

GTFC 1993-3        September 1, 1993        Guarantee Fee         Green Tree

GTFC 1993-2        June 1, 1993             Guarantee Fee         Green Tree

GTFC 1993-1        March 1, 1993            Guarantee Fee         Green Tree

GTFC 1992-2        December 1, 1992         Guarantee Fee         Green Tree

GTFC 1992-1        September 1, 1992        Guarantee Fee         Green Tree

MLMI 1990G         September 1, 1990        Guarantee Fee         Green Tree

MLMI 1990D         June 1, 1990             Collateral Guarantee  Green Tree
                                            Fee

MLMI 1990B         March 1, 1990            Collateral Guarantee  Green Tree
                                            Fee

MLMI 1989H         December 1, 1989;        Limited Guarantee     Green Tree
                   amended January 29,      Fee
                   1990; June 20, 1990;
                   February 13, 1992;
                   March 11, 1994

MLMI 1989F         October 1, 1989;         Limited Guarantee     Green Tree
                   amended                  Fee
                   March 11, 1994

MLMI 1988E         March 1, 1988; amended   Limited Guarantee     Green Tree
                   March 11, 1994           Fee

MLMI 1987C         December 1, 1987;        Limited Guarantee     Green Tree
                   amended May 6, 1991;     Fee
                   February 13, 1992;
                   March 11, 1994



MLMI 1987B         October 1, 1987;         Limited Guarantee     Green Tree
                   amended May 6, 1991;     Fee
                   February 13, 1992;
                   March 11, 1994

GT Trust 1987-B    June 1, 1987; amended    Limited Guarantee     Green Tree
                   July 22, 1987; July 30,  Fee
                   1987; May 6, 1991;
                   February 13, 1992;
                   March 11, 1994

GT Trust 1987-A    March 1, 1987;           Limited Guarantee     Green Tree
                   amended May 6, 1991;     Fee
                   February 13, 1992;
                   March 11, 1994


                                 APPENDIX II
                               SERVICING FEES



               Pooling and
Transaction    Servicing                 Servicing        Excess
Name           Agreement                   Fee         Servicing Fee
- - -------------  ---------------------     ---------     -------------

GTFC 1993-4    December 1, 1993            1.00%           0.50%

GTFC 1993-3    September 1, 1993           1.00%           0.50%

GTFC 1993-2    June 1, 1993                1.00%           0.50%

GTFC 1993-1    March 1, 1993               1.00%           0.50%

GTFC 1992-2    December 1, 1992            1.00%           0.50%

GTFC 1992-1    September 1, 1992           1.00%           0.50%

MLMI 1992D     June 1, 1992                1.00%           0.50%

MLMI 1992B     March 1, 1992               1.00%           0.50%

MLMI 1991I     December 1, 1991            1.00%           0.50%

MLMI 1991G     September 1, 1991           1.00%           0.50%

MLMI 1991D     June 1, 1991, amended       1.00%           0.50%
               February 13, 1992;
               March 11, 1994

MLMI 1991B     March 1, 1991               1.00%           0.50%

MLMI 1990I     December 1, 1990            1.00%           0.50%

MLMI 1990G     September 1, 1990           1.00%           0.50%

MLMI 1990D     June 1, 1990                1.00%           0.50%

MLMI 1990B     March 1, 1990               1.00%           0.50%

MLMI 1989H         December 1, 1989;         1.00%      0.50%
                   amended January 29,
                   1990; June 20, 1990;
                   February 13, 1992;
                   March 11, 1994

MLMI 1989F         October 1, 1989; amended  1.00%      0.50%
                   March 11, 1994

MLMI 1989D         June 1, 1989              1.00%      0.50%

MLMI 1989B         March 1, 1989             1.00%      0.50%

MLMI 1988X         December 1, 1988          1.00%      0.50%

MLMI 1988Q         September 1, 1988         1.00%      0.50%

MLMI 1988H         June 1, 1988              1.00%      0.50%

MLMI 1988E         March 1, 1988; amended    1.00%      0.50%
                   March 11, 1994

MLMI 1987C         December 1, 1987;         1.00%      0.50%
                   amended May 6, 1991;
                   February 13, 1992;
                   March 11, 1994

MLMI 1987B         October 1, 1987;          1.00%      0.50%
                   amended May 6, 1991;
                   February 13, 1992;
                   March 11, 1994

GT Trust 1987-B    June 1, 1987; amended     1.50%      1.00%
                   July 22, 1987; July 30,
                   1987; May 6, 1991;
                   February 13, 1992;
                   March 11, 1994

GT Trust 1987-A    March 1, 1987;            1.50%      1.00%
                   amended May 6, 1991;
                   February 13, 1992;
                   March 11, 1994


                                  APPENDIX III
                                   GNMA POOLS

                    [See attached listing of each GNMA Pool]

                                    III-1

                                  EXHIBIT A

                        FORM OF TRUSTEE NOTIFICATION
                     FOR SECURITY AGREEMENT (EXHIBIT A)



First Bank National Association
Corporate Trust Department
180 East 5th Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Administration, Second Floor

Ladies and Gentlemen:

     You are currently acting as Trustee for the Securitized Manufactured Housing Pools (the "Pools") listed on Appendix I attached hereto. As such Trustee, you are obligated to remit to Green Tree Manufactured Housing Net Interest Margin Finance Corp. I certain guarantee fees and certain excess servicing fees related to those Pools, as set forth on Appendix I. We hereby notify you that we have pledged such guarantee fees and excess servicing fees to Green Tree Securitized Net Interest Margin Trust 1994-A (the "Trust"), effective February 15, 1994. From that date forward you should remit such guarantee fees and excess servicing fees to the Trust.

                                    Green Tree Manufactured Housing
                                    Net Interest Margin Finance Corp. I


                                    By
                                      -----------------------
                                      Its
                                         --------------------



Acknowledged:

First Bank National Association

By
   -----------------------
  Its
      --------------------

                                   APPENDIX I
             FEE ASSETS; FIRST BANK NATIONAL ASSOCIATION AS TRUSTEE


          Transaction                         Guarantee Fees     Servicing Fees
- - ---------------------------------------   ---------------------  --------------


                                          Designation
                                          of Asset in
                                          Pooling
                   Pooling and            and                       Excess
Transaction        Servicing Agreement    Servicing     Stated      Servicing
Name               (or other Agreement)   Agreement     Payee       Fee
- - ------------       --------------------   ------------  ----------  ----------


GTFC 1993-4         December 1, 1993      N/A           N/A             0.50%


GTFC 1993-3         September 1, 1993     Guarantee     Green Tree      0.50%
                                          Fee

GTFC 1993-2         June 1, 1993          Guarantee     Green Tree      0.50%
                                          Fee

GTFC 1993-1         March 1, 1993         Guarantee     Green Tree      0.50%
                                          Fee

GTFC 1992-2         December 1, 1992      Guarantee     Green Tree      0.50%
                                          Fee

GTFC 1992-1         September 1, 1992     Guarantee     Green Tree      0.50%
                                          Fee

MLMI 1992D          June 1, 1992          N/A           N/A             0.50%


MLMI 1992B          March 1, 1992         N/A           N/A             0.50%


MLMI 1991I          December 1, 1991      N/A           N/A             0.50%


MLMI 1991G          September 1, 1991     N/A           N/A             0.50%


                       FOR SECURITY AGREEMENT (EXHIBIT A)



First Bank (N.A.)
Corporate Trust Department
180 East 5th Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Administration, Second Floor


Ladies and Gentlemen:

     You are currently acting as Trustee for the Securitized Manufactured Housing Pools (the "Pools") listed on Appendix I attached hereto. As such Trustee, you are obligated to remit to Green Tree Manufactured Housing Net Interest Margin Finance Corp. I certain guarantee fees and certain excess servicing fees related to those Pools, as set forth on Appendix I. We hereby notify you that we have pledged such guarantee fees and excess servicing fees to Green Tree Securitized Net Interest Margin Trust 1994-A (the "Trust"), effective February 15, 1994. From that date forward you should remit such guarantee fees and excess servicing fees to Finance I or its assignee.

                                    Green Tree Manufactured Housing
                                    Net Interest Margin Finance Corp. I


                                    By
                                      --------------------------
                                      Its
                                         -----------------------
Acknowledged:

First Bank (N.A.)

By
  --------------------------
  Its
     -----------------------

                                        APPENDIX I
                         FEE ASSETS; FIRST BANK (N.A.) AS TRUSTEE

          Transaction                         Guarantee Fees     Servicing Fees
- - ---------------------------------------   ---------------------  --------------


                                          Designation
                                          of Asset in
                                          Pooling
                   Pooling and            and                       Excess
Transaction        Servicing Agreement    Servicing     Stated      Servicing
Name               (or other Agreement)   Agreement     Payee       Fee
- - ------------       --------------------   ------------  ----------  ----------

MLMI 1991D          June 1, 1991,         N/A           N/A             0.50%
                    amended
                    February 13, 1992;
                    March 11, 1994


MLMI 1991B          March 1, 1991         N/A           N/A             0.50%


MLMI 1990I          December 1, 1990      N/A           N/A             0.50%


MLMI 1990G          September 1, 1990     Guarantee     Green Tree      0.50%
                                          Fee

MLMI 1990D          June 1, 1990          Collateral    Green Tree      0.50%
                                          Guarantee
                                          Fee

MLMI 1990B          March 1, 1990         Collateral    Green Tree      0.50%
                                          Guarantee
                                          Fee

MLMI 1989H          December 1, 1989;     Limited       Green Tree      0.50%
                    amended               Guarantee
                    January 29, 1990;     Fee
                    June 20, 1990;
                    February 13, 1992;
                    March 11, 1994


MLMI 1989F          October 1, 1989;      Limited       Green Tree      0.50%
                    amended               Guarantee
                    March 11, 1994        Fee


MLMI 1989D          June 1, 1989          N/A           N/A             0.50%


MLMI 1989B          March 1, 1989         N/A           N/A             0.50%


MLMI 1988X          December 1, 1988      N/A           N/A             0.50%


MLMI 1988Q          September 1, 1988     N/A           N/A             0.50%


MLMI 1988H          June 1, 1988          N/A           N/A             0.50%


MLMI 1988E          March 1, 1988;        Limited       Green Tree      0.50%
                    amended               Guarantee
                    March 11, 1994        Fee



MLMI 1987C          December 1, 1987;        Limited          Green Tree  0.50%
                    amended May 6, 1991;     Guarantee
                    February 13, 1992;       Fee
                    March 11, 1994

MLMI 1987B          October 1, 1987;         Limited          Green Tree  0.50%
                    amended May 6, 1991;     Guarantee
                    February 13, 1992;       Fee
                    March 11, 1994

GT Trust 1987-B     June 1, 1987;            Limited          Green Tree  1.00%
                    amended                  Guarantee
                    July 22, 1987;           Fee
                    July 30, 1987;
                    May 6, 1991;
                    February 13, 1992;
                    March 11, 1994

GT Trust 1987-A     March 1, 1987;           Limited          Green Tree  1.00%
                    amended                  Guarantee
                    May 6, 1991;             Fee
                    February 13, 1992;
                    March 11, 1994


                                  EXHIBIT B
                       FORM OF CUSTODIAN NOTIFICATION
                     FOR SECURITY AGREEMENT (EXHIBIT B)

First Bank National Association
Corporate Trust Department
180 East 5th Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Administration, Second Floor

Ladies and Gentlemen:

     You are Custodian of a Custodial Account with respect to certain pools of manufactured housing contracts formed by Green Tree Financial Corporation ("Green Tree") and securing GNMA Certificates, as listed by pool number on Appendix I attached hereto (the "GNMA Pools"). As such Custodian, it is your duty to remit to Green Tree's assignee, Green Tree Manufactured Housing Net Interest Margin Finance Corp. I, the servicing fees payable in accordance with the regulations of GNMA (the "GNMA Servicing Fees"). We hereby notify you that we have pledged the GNMA Excess Spread with respect to such GNMA Pools (as defined below) to Green Tree Securitized Net Interest Margin Trust 1994-A (the "Trust"), effective February 15, 1994. From that date forward you should remit the GNMA Excess Spread to the Trust.

     The GNMA Excess Spread payable each month to the Trust shall equal that portion remaining of the GNMA Servicing Fees with respect to each GNMA Pool, after payment to Green Tree of the following (i) the FHA insurance premiums paid by Green Tree with respect to FHA-insured Contracts, (ii) an amount equal to .50% per annum, payable monthly, of the outstanding balance of such GNMA Pool,
(iii) the amount of prepayment shortfalls paid by Green Tree with respect to the prior month, and (iv) all liquidation losses paid by Green Tree upon payment of an FHA or VA claim during the prior month. Each month, as Custodian, you will receive from Green Tree, in addition to the monthly report prepared by Green Tree with respect to such GNMA Pools, a statement setting forth such amounts and setting forth the amount of the GNMA Excess Spread to be remitted to Finance I or its assignee.

                                    Green Tree Manufactured Housing
                                    Finance Corp. I

                                    By
                                      ----------------------------
                                       Its
                                          ------------------------
Acknowledged:

First Bank National Association

By
   --------------------------
   Its
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